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                                                                     EXHIBIT 3.2



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              LAMAR NEW HOLDING CO.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

         * EFFECTIVE FROM AND AFTER 4:00 P.M. ON JULY 20, 1999.

         Lamar New Holding Co. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         By unanimous written consent of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The sole stockholder of the Corporation duly approved said proposed amendment pursuant to a written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

         RESOLVED:         That the name of the Corporation be changed from
                           "Lamar New Holding Co." to "Lamar Advertising
                           Company"; said name change to be effective from and after 4:00 P.M. on July 20, 1999.

         RESOLVED:         To authorize the proper officers of the Corporation,
                           and each of them, on behalf of the Corporation, to file a Certificate of Amendment of the Corporation's
                           Certificate of Incorporation with the Secretary of State of the State of Delaware and to execute and deliver all such other agreements, instruments, certificates and other documents and to take all such further action as any of them may deem necessary or desirable to carry out the full intention of the foregoing resolution.

         The Corporation's Certificate of Incorporation shall be amended by amending Article FIRST so as to change the name of the Corporation from "Lamar New Holding Co." to "Lamar


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Advertising Company", such that Article FIRST of the Certificate of
Incorporation, as so amended, shall read as follows:

         FIRST. THE NAME OF THE CORPORATION IS LAMAR ADVERTISING COMPANY.

         Such amendment shall be effective from and after 4:00 P.M. on July 20, 1999.





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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by its President and Chief Executive Officer this 20th day of July 1999.


                                  LAMAR NEW HOLDING CO.



                                  By:  /s/ KEVIN P. REILLY, JR.
                                       -------------------------------------
                                       Kevin P. Reilly, Jr.
                                       President and Chief Executive Officer